As filed with the Securities and Exchange Commission on January 11, 2000
                                               Registration No.  333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                          ALLIED WASTE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    88-02286366
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                    Identification Number)

                  15880 North Greenway-Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (480) 627-2700

             Allied Waste Industries, Inc. 1991 Incentive Stock Plan
                            (Full title of the plan)

                                Henry L. Hirvela
                          Allied Waste Industries, Inc.
                  15880 North Greenway-Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (480) 627-2700

           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================== ================== =================== ================== ======================
                                                             Proposed Maximum    Proposed Maximum
          Title of Securities              Amount to be       Offering Price         Aggregate           Amount of
           to be Registered               Registered (1)      Per Share (2)     Offering Price (2)   Registration Fee
---------------------------------------- ------------------ ------------------- ------------------ ======================

Common Stock, par value $.01 per share      10,827,133        $7.75              $83,910,281        $22,152

======================================== ================== =================== =================== ======================



(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization, or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act based upon the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on January 7, 2000.

                                     PART II

EXPLANATORY NOTE

         This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional common stock of Allied Waste Industries, Inc., par value $.01 per share (the "Common Stock"), issuable under Allied Waste's amended and restated 1991 Stock Incentive Plan (the "Plan"). On August 23, 1991, the Company registered 825,000 common shares on a Registration Statement (File No. 33-42354) (the "1991 Form S-8"), and on December 11, 1998, the Company registered an additional 9,211,784 common shares on a Registration Statement (File No. 333-68815) (the "1998 Form S-8") which were issuable under the Plan.

         Pursuant  to  Instruction  E  to  Form  S-8,  the   registrant   hereby
incorporates by reference into this Registration Statement the contents of the 1991 Form S-8 and the 1998 Form S-8 and all amendments thereto.

Item 8.  Exhibits

Exhibit No.                         Description of Exhibit

4.1*     --       Allied  Waste  Industries,  Inc.  Amended  and  Restated  1991
                  Incentive Stock Plan

4.2*     --       First Amendment to the Restated Allied Waste  Industries, Inc.
                  1991 Incentive Stock Plan (as amended in and restated in 1999)

4.3*     --       Second Amendment to the Restated Allied Waste Industries, Inc.
                  1991 Incentive Stock Plan (as amended in and restated in 1999)

5.1*     --       Opinion of Steven H. Helm

23.1*    --       Consent of Arthur Andersen LLP, Phoenix

23.2*    --       Consent of Arthur Andersen LLP, Houston

23.3*    --       Consent of Steven H. Helm (included in Exhibit 5.1)

24.1*    --       Power  of Attorney (filed as part of the signature page to the
                  Form S-8 and incorporated herein by reference)

*    Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on January 11, 2000.


                                ALLIED WASTE INDUSTRIES, iNC.


                            By:  /s/ Henry L. Hirvela
                                -----------------------------------------
                                Henry L. Hirvela
                                Vice President - Chief Financial Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional Registration Statements pursuant to Instruction E to Form S-8, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his or their substitutes may lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



              SIGNATURE                                      TITLE                                   DATE
---------------------------------------      ------------------------------------         -------------------------


                                                                                               January 11, 2000
    /s/ Thomas H. Van Weelden                Chairman of the Board of Directors,
--------------------------------------       President and Chief Executive Officer
        Thomas H. Van Weelden                     (Principal Executive Officer)


                                                                                               January 11, 2000
       /s/ Henry L. Hirvela                   Vice President -
--------------------------------------        Chief Financial Officer
          Henry L. Hirvela                        (Principal Financial Officer)

                                                                                               January 11, 2000
          /s/ James S. Eng                    Corporate Controller
--------------------------------------
              James S. Eng                       (Principal Accounting Officer)

                                                                                               January 11, 2000
          /s/  Nolan Lehmann                  Director
--------------------------------------
               Nolan Lehmann

                                                                                               January 11, 2000
           /s/ Michael Gross                  Director
--------------------------------------
               Michael Gross

                                                                                               January 11, 2000
          /s/ David B. Kaplan                 Director
--------------------------------------
              David B. Kaplan

                                                                                               January 11, 2000
         /s/ Antony P. Ressler                Director
--------------------------------------
             Antony P. Ressler

                                                                                               January 11, 2000
          /s/ Howard A. Lipson
--------------------------------------        Director
              Howard A. Lipson

                                                                                               January 11, 2000
          /s/ Dennis Hendrix                  Director
--------------------------------------
              Dennis Hendrix

                                                                                               January 11, 2000
          /s/ Roger A. Ramsey                 Director
--------------------------------------
              Roger A. Ramsey

                                                                                               January 05, 2000
          /s/ Warren B. Rudman                Director
--------------------------------------
               Warren B. Rudman

                                                                                               January 11, 2000
           /s/ Vincent Tese                   Director
--------------------------------------
               Vincent Tese

                                                                                               January 11, 2000
          /s/ David Blitzer                   Director
---------------------------------------
              David Blitzer
